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                                                                      EXHIBIT 15


September 5, 2002


Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D.C. 20549

We are aware that our reports dated July 30, 2002 and April 22, 2002 on our reviews of interim financial information of Parker Drilling Company (the "Company") as of and for the periods ended June 30, 2002 and March 31, 2002 and included in the Company's quarterly report on Form 10-Q for the quarters then ended are incorporated by reference in its Registration Statement dated September 5, 2002.

Very truly yours,



/s/ PricewaterhouseCoopers LLP